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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Tuesday Morning Corporation for the registration of 2,000,000 shares of its common stock of our report dated February 19, 2004, with respect to the consolidated financial statements of Tuesday Morning Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                                                                                                               /s/ ERNST & YOUNG LLP

Dallas, TX
July 28, 2004

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  EXHIBIT 23.1